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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003, except as to Note 2(L), which is as of May 9, 2003, and Note 2(M), which is as of August 18, 2003, relating to the consolidated financial statements, which appears in the FirstEnergy Corp. 2002 Annual Report to Stockholders, as restated, which is incorporated by reference in FirstEnergy Corp.'s Annual Report on Form 10-K/A, Amendment No. 2, for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 28, 2003 relating to the financial statement schedule, which appears in FirstEnergy Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

August 27, 2003